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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated March 29, 1999, accompanying the consolidated financial statements of Medis El Ltd. and Subsidiary contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                                   Fahn Kanne & Co
                                                   Certified Public Accountants
                                                   (Isr.).

         Tel Aviv, Israel
         February 9, 2000